Portfolio & NAV Update December 15, 2020 Exhibit 99.2

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, dated December 7, 2020 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation, in our Annual Report and in our Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, restrictions on businesses and school closures, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investments in Prime US REIT and a real estate loan receivable depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. If tenants default on their rent and vacate, the ability to re- lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. Further, significant reductions in rental revenue in the future related to the impact of the COVID-19 pandemic may limit our ability to draw on our revolving credit facilities or exercise our extension options due to covenants described in our loan agreements. Forward-Looking Statements 2

W W W . K B S . C O M Important Disclosures (cont.) The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2020 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumed the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumed a discount for the holding period risk attributable to blockage due to the quantity of units held by the Company and such discount is driven by trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, were the respective party’s best estimates as of September 30, 2020, December 1, 2020 or December 7, 2020, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT, the valuation of the Company’s real estate loan receivable and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. As the global impact of the COVID-19 pandemic continues to evolve, the Company’s conflicts committee and board of directors continue to evaluate whether the proposed NAV REIT conversion remains in the best interest of the Company’s stockholders. Accordingly, the Company can give no assurance that it will continue to pursue a conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; the borrower under the Company’s real estate loan receivable continuing to make required payments under the loan documents; and other risks identified in Part I, Item 1A of the Company’s Annual Report and in Part II, Item 1A of the Company’s Quarterly Report. Forward-Looking Statements 3

W W W . K B S . C O M Formed by Peter Bren and Chuck Schreiber in 1992. Over 28 years of investment and management experience with extensive long-term investor relationships. 1 As of September 30, 2020. About KBS 4 Transactional volume in excess of $42.7 billion1, AUM of $8.0 billion1 and 23.1 million square feet under management1. Buyer and seller of well-located, yield-generating office and industrial properties. Advisor to public and private pension plans, endowments, foundations, sovereign wealth funds and publicly registered non-traded REITs. A trusted landlord to thousands of office and industrial tenants nationwide. A preferred partner with the nation’s largest lenders. A development partner for office, mixed-use and multi-family developments.

W W W . K B S . C O M Gateway Target First-tier Target Strong Employment / Growth KBS Offices Regional Focus Map 5

W W W . K B S . C O M The Impact of COVID-19 on Capital Markets and US Real Estate Investments 6

KBS

COVID-19: The Economy

- On Tuesday, November 24, 2020 the Dow eclipsed 30,000 for the first time[1], a remarkable record in the midst of a pandemic; a rise stimulated by news of potential vaccines.
- Since April, the economy has gained back roughly a million jobs, but that still leaves office-using employment roughly 1.8 million jobs below its February peak.[2]
- Despite reports of people fleeing central cities for the suburbs, the leasing data does not indicate businesses are abandoning cities. In fact, recent data from Cushman & Wakefield shows that 28.6% of all U.S. leasing transactions that renewed this year occurred in the central business district.[2]
- The central business district/suburban mix of all new non-renewal leases is also roughly the same as the historical average. For the most part, companies appear to be staying put.


11-21
WALL ST
1-26
BROAD ST

[1] The Wall Street Journal, Wednesday, November 25, 2020
[2] Cushman & Wakefield, U.S. National Marketbeat Report, Office, Q3, 2020

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W W W . K B S . C O M • According to recent data released by Green Street Advisors, the performance of the S&P 500 suggests that the economy, in a year or two, will be largely unmarked by the pandemic. Treasury yields, extraordinarily low by historic standards (though highest amongst G7 nations), signal anemic demand/GDP growth after the initial recovery.1 COVID-19:The Economy 1 Green Street, U.S. Commercial Property Outlook, November 25, 2020 8

KBS

COVID-19: The Economy

- Positive vaccine test results are a reminder that the darkness may clear soon[1]
- GDP forecast revised; output to match 4Q19 by the end of next year[1]
- Economic activity in the U.S. rebounded sharply last quarter. A nationwide surge in coronavirus infections will restrain GDP over the next couple of quarters, but outstanding results from vaccine trials has brightened the outlook for '21/'22. Longer term, structural headwinds (e.g., an aging population, elevated debt/GDP) will limit economic growth to the 2% range.[1]

U.S. GDP (Real: 4Q19 = 100)


104
102
100
98
96
94
92
90
88
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
Consensus (Early November)
Green Street Forecast
Prior Forecast (August)

Sources: Blue Chip Economic Indicators (consensus), Green Street Advisors.

[1] Green Street, U.S. Commercial Property Outlook, November 25, 2020

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KBS

COVID-19: Office Market Outlook

- The continued demand for high-tech talent will help drive commercial real estate growth.[1]
- Office-using employment rebounded quickly in the third quarter of 2020 indicating future demand for physical workspaces.[2]
- More than 30% of the private sector office-using jobs lost in the second quarter were recovered by the end of the third quarter.[2]
- Professional and business services drove the recovery of office-using employment during the third quarter. The Seattle and Dallas markets regained 94.1% and 71.8% of jobs in this sector.[2]
- Office-using job sectors, down 4.1% year-over-year, have continued to fare better than the labor market as a whole, down 6.1% year-over-year.[3]
- Newmark notes that office-using employment numbers have historically been a major factor in determining office returns, and the recent rebound in these numbers is a positive sign for the office market.[2]

[1] National Real Estate Investor, Oct. 26, 2020
[2] GlobeSt.com, Office Jobs Recovering Faster Than Usual For a Recession, Nov. 30, 2020
[3] Commercial Edge, National Office Report, November 2020

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KBS

COVID-19:
What We are Seeing

- We were the first large real estate firm to roll-out the Maptician space planning software to help tenants manage COVID risk. This has been well received.
- We have implemented enhanced air-quality filtration and air-cleaning mechanisms to ensure air quality in our buildings continues to be clean and safe for all tenants.
- According to Colliers, the number of coworking spaces is expected to double or triple nationwide in the next five years. The resurgence comes as more tenants give their employees additional options for working closer to home. [1]
- Over the past seven months approximately 72.0 million square feet of sublease space has become available in the market which may have a negative effect on rental rates.[2]
- The good news for existing property owners like KBS is that supply is relatively constrained. This is more of a demand-driven downturn than an oversupply-driven market.[3]

[1]Commercial Observer, Number of Coworking Spaces to Double or Triple Nationwide in the Next Five Years, Nov. 24, 2020
2Commercial Edge, National Office Report, November 2020
[3] Cushman & Wakefield, U.S. National Marketbeat Report, Office, Q3, 2020

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W W W . K B S . C O M As illustrated below, rental collection rates for the office sector, as reported by NCREIF, have hovered slightly below or above 90%.1 12 COVID-19: Rent Collections 1 Rent Analysis Report, NCREIF, November 2020 As of November 15, 2020

W W W . K B S . C O M COVID-19: Rent Collections Since April 1, 2020, a number of tenants have requested rent relief, most in the form of rent deferrals or abatement. Depending upon the duration of the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or become unable to pay their rent. Through December 5, 2020, rent collections are as follows: The Company has received short-term rent relief requests from tenants who have been directly impacted by mandated closures. The Company evaluates each request on an individual basis. From the start of the COVID-19 crisis through September 2020, the Company has provided temporary deferrals of approximately 1.8% of total billings that primarily will be paid back over a range of 12 to 24 months. In addition, the Company has given short-term rent abatements to a number of tenants within the portfolio’s minor population of retail and restaurant tenants. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when shelter-in-place orders or other mandated closures are lifted. Rent relief requests to date may not be indicative of collections or requests in any future period. 13 Period of Rent Collected % of Rent Collected Q2 2020 97% Q3 2020 94% October 2020 95% November 2020 95%

KBS

COVID-19:
Impact on Portfolio

We believe the KBS REIT III portfolio is positioned to manage any short-term economic impact from COVID-19 based on our liquidity, diversified tenant base, long-term leases, property locations and exposure to high growth industries. The top tenants include tenants such as RBC Capital, Accenture, Indeed, FIS Global and Adobe Systems. Nevertheless, the COVID-19 pandemic presents risks and uncertainties and the full impact of the pandemic is still unknown.

Our primary investment objectives have been and continue to be providing attractive and stable cash distributions while seeking moderate value growth.

19 Class A Properties Located in 12 Different Markets

Over 640 Tenants with Staggered Lease Expirations

4.8 Years Weighted Average Lease Term

7.8 Million RSF [1], 90.0% Leased

Vast Majority of Leases have 1-3% Built-in Rent Escalations

Flexible Debt Structure

Industry Diversification
No one sector represents over 19% of Portfolio

In-place Rents 8% Below Market

27% STEM / TAMI Tenants

[1] Information as of September 30, 2020

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W W W . K B S . C O M Certain industries are experiencing greater economic disruption due to COVID-19 compared to others. These industries include the co-working space, accommodation & food and retail. However, the Company expects nominal impact from these industries due to the following: • The majority of the sub-tenants in our co-working space consist of enterprise type tenants, of which Google makes up nearly 50% of the total annualized base rent. • The portfolio has minimal exposure to retail and accommodation & food. 15 Industry Comparison1 Accommodation & Food 3% Co-Working 6% Remaining Sectors 90% 1 Annualized base rent represents annualized contractual base rental income as of September 30, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. Co-Working, Accommodation & Food and Retail Tenant Exposure Based on Annualized Base Rent1 Retail 1% COVID-19: Industries

W W W . K B S . C O M 16 Distribution History: 1 Decrease in annualized distribution rate per share is due to a special dividend of $0.80/share that was paid to stockholders in December 2019 (the “Special Dividend”). The Special Dividend was paid in the form of cash and stock and the decrease in distribution per share to a stockholder would be fully or partially offset by the increase in total shares outstanding as a result of the Special Dividend depending on whether the stockholder elected all stock or received part of the distribution in cash. If an investor elected to receive 100% of the Special Dividend in stock, the total distribution received per month during January through December of 2020 would be comparable to the monthly distribution received prior to 2020. 2 Distributions for December 2020 have been declared but not yet paid. *On an annualized basis Distributions January 1, 2019 – December 31, 2019 $0.65/share* January 2020 – December 20201,2 $0.60/share* Special Dividend December 2019 $0.80/share Distributions While there is some near term impact to revenues, our exposure to the industries that are currently most impacted by COVID- 19 is limited. Based on rent collections through November 2020, the Company’s Board of Directors has maintained the same distribution rate from April through December compared to the distribution rate for the first three months of 2020. The ability to maintain a consistent dividend from April to December (during the COVID- 19 crisis) illustrates the strength and diversity of the tenant base within the real estate portfolio. COVID-19:

Fund and Portfolio Overview 17

W W W . K B S . C O M 1 Current portfolio of properties as of September 30, 2020. Value based solely on the appraised values as of September 30, 2020 as reflected in the December 2020 estimated share value. The appraised values do not consider estimated disposition costs and fees. 2 December 1, 2020 estimated value of KBS REIT III's investment in Prime US REIT units was based on the closing price of the units on the SGX of $0.775 per unit as of December 1, 2020, offset by a 9.3% discount for blockage due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT units. 3 The estimated value of the loan receivable is equal to the GAAP fair value as of September 30, 2020 disclosed in the Quarterly Report. 4 Includes future leases that had been executed but had not yet commenced as September 30, 2020. 5 Loan-to-Value equals the total debt as of September 30, 2020 divided by the December 2020 estimated value of the portfolio of properties of $3.1 billion, estimated value of KBS REIT III's investment in Prime US REIT as of December 1, 2020 and estimated value of loan receivable as of September 30, 2020. 6 On an annualized basis. For the period from January through December 2020, KBS REIT III declared monthly distributions at a rate of $0.04983333/share. December 2020 Estimated Value of Current Portfolio of Properties1 $3.1 billion December 2020 Estimated Value of Investment in units of PRIME US REIT 2 $203.5 million September 30, 2020 Estimated Value of Loan Receivable 3 $148.3 million Rentable Square Feet 7.8 million Total Leased Occupancy4 90.0% Total Leverage (Loan-to-Value)5 42.7% Annualized Monthly Distribution Rate 6 $0.60/share ordinary distributions 18 Fund and Portfolio Overview1 As of September 30, 2020, unless otherwise noted.

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy at Acquisition	Leased Occupancy at September 30, 2020[1]
WEST							
Anchor Centre	Phoenix	A	333,014	Suburban	Metro	78%	95%
Salt Lake Hardware	Salt Lake City	A	210,256	CBD	Metro/Light Rail	92%	91%
201 Spear	San Francisco Bay Area	A	252,591	CBD	Subway/Metro/Light Rail	84%	97%
Ten Almaden	San Francisco Bay Area	A	309,255	CBD	Metro/Light Rail	89%	91%
The Almaden	San Francisco Bay Area	A	416,126	CBD	Metro/Light Rail	95%	98%
Towers II & III at Emeryville	San Francisco Bay Area	A	592,811	Urban	Metro/Light Rail/Shuttle	85%	80%
CENTRAL							
Legacy Tower Center	Dallas	A	522,043	Urban	None	89%	90%
Preston Commons	Dallas	A	427,799	Urban	None	88%	87%
Sterling Plaza	Dallas	A	313,609	Urban	None	87%	98%
RBC Plaza	Minneapolis	A	710,332	CBD	Metro/Light Rail	86%	95%
Domain Gateway	Austin	A	183,911	Urban	Metro/Light Rail	100%	100%
515 Congress	Austin	A	263,058	CBD	Metro/Light Rail	95%	85%
Park Place Village	Kansas City	A	483,984	Suburban	None	95%	82%
EAST							
Accenture Tower	Chicago	A	1,457,724	Urban	Subway/Metro	93%	86%
Carillon	Charlotte	A	488,277	Urban	Metro/Light Rail	92%	90%
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	93%	95%
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	31%	100%
3003 Washington	Washington, D.C.	A	211,054	Urban	Metro	96%	98%
McEwen Building	Nashville	A	175,262	Suburban	None	97%	84%
Total / Wtd Avg.			7,801,812			90%	90%

1 Includes future leases that had been executed but had not yet commenced as September 30, 2020.

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W W W . K B S . C O M Nashville Salt Lake City Phoenix Kansas City Atlanta Charlotte Minneapolis Washington D.C. Metro (2 Properties) Austin (2 Buildings) Dallas (3 Properties) 2% 3% 3% 4% 5% 5% 7% 9% 15% San Francisco Bay Area (4 Properties) 30% Chicago (1 Property) 15% Statistics for the Current Portfolio 1 Based solely on the appraised values as of September 30, 2020 as reflected in the December 2020 estimated share value for the current portfolio of properties. The appraised values do not consider estimated disposition costs and fees. 2 Per CBRE’s 2020 Tech Talent Report Asset Diversification 1 3 “Other” is comprised of various properties that individually represent less than 3% of total value. Market Diversification 1 20 Invested in Target Markets: of value2 in CBRE’s Top 10 Tech Markets50% 90% of value2 in CBRE’s Top 25 Tech Markets Asset Diversification: Largest asset accounts for just 15% 2% Sterling Plaza 201 17th Street 515 Congress Preston Commons 4% 5% 4% 5% Carillon 5% Legacy Town Center 5% RBC Plaza 5%3003 Washington Ten Almaden 6% 6% Almaden Financial Plaza 201 Spear Street Other3 The Towers at Emeryville II & III Accenture Tower 9% 15% 9% 8% 7% Domain Gateway 4% Anchor Center 3%

W W W . K B S . C O M Communications Equipment Manufacturing Scientific Research & Development Transportation & Warehousing Healthcare & Social Assistance Computer Systems Design & Related Services Information Professional, Scientific, & Technical Services Insurance Carriers & Related Activities Management Consulting Services 19% Finance 1% 1% 4% 5% 6% 10% 3% 3% 5% 6% 16% Other3 Real Estate & Rental & Leasing 12% 9% Legal Services STEM/TAMI2 27% Statistics for the Current Portfolio • Industry diversification provides downside protection from any single industry. No one sector represents over 19% of the total portfolio. • STEM/TAMI2, the fastest growing sector, represents 27% of the total portfolio. 1 Annualized base rent represents annualized contractual base rental income as of September 30, 2020, adjusted to straight- line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. 2 STEM is an industry abbreviation which stands for science, technology, engineering, and math and TAMI stands for technology, advertising, media, and information. 3 “Other” is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM industries. 21 Over 640 Tenants with Staggered Lease Expirations and Industry Diversification Tenant Industries 1 $0 $10000 $20000 $30000 $40000 A n n u a li ze d B a se R e n t ($ 0 0 0 ) 4.6% 8.1% 15.0% 12.6% 9.6% 7.4% 8.1% 6.5% 4.0% 8.4% 15.7% Lease Expirations 1 Accounting Services

KBS

Statistics for the Current Portfolio

Accenture will become the 2nd largest tenant based on SF, once its expansion lease commences in 2022.

Signed an expansion lease in July 2019, increasing space to 263,718 SF for 15 years of term

Top 10 Tenants [1]

TOP 10 TENANTS	INDUSTRY SECTOR	PROPERTY	NLA (SQ. FT)	WEIGHTED AVERAGE LEASE TERM (YRS)	% OF ANNUALIZED BASE RENT [2]
CNA Corporation	Management Consulting	3003 Washington	152,664	8.7	3.9%
WeWork[3]	Real Estate and Rental and Leasing	201 Spear Street, Legacy Town Center	138,521	10.4	3.5%
Indeed.com	Professional, Scientific, and Technical Services	Domain Gateway	183,911	12.4	3.3%
RBC Capital Markets, LLC	Finance	RBC Plaza, The Almaden	304,120	2.1	3.0%
ZOOM Video Communications	Computer Systems Design	The Almaden	87,025	8.4	2.3%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village	150,340	10.3	2.0%
WorldPay US, Inc.	Finance	201 17th Street	130,088	6.5	1.7%
Gracenote, Inc.	Information	Tower II & III at Emeryville	54,903	3.3	1.4%
Expedia Inc.	Travel	Accenture Tower	115,604	8.4	1.4%
Nelson Mullins Riley & Scarborough	Legal	201 17th Street	117,517	8.3	1.4%
		TOTAL / WEIGHTED AVG.	1,434,693	8.2	24.0%

1 As of September 30, 2020.
2 Annualized base rent represents annualized contractual base rental income as of September 30, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio.
3 Of the total WeWork leased space, approximately 78,000 square feet is leased to Google at 201 Spear on a multi-year agreement.

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W W W . K B S . C O M Capital Management1 As of September 30, 2020, unless otherwise noted Initial Debt Maturities 1 1 Based on total debt as of September 30, 2020. 2 Loan-to-Value equals the total debt as of September 30, 2020 divided by the December 2020 estimated value of the portfolio of properties of $3.1 billion, estimated value of REIT III's investment in Prime US REIT as of December 1, 2020 and estimated value of loan receivable as of September 30, 2020. 3 All of the debt initially maturing in 2020 has extension options. Total Debt1 $1.5 billion Loan-to-Value2 42.7% Average cost of debt 3.21% per annum Average term to initial maturity 1.5 years Average term to fully extended maturity 3.3 years $731,815 $0 $93,000 $292,622 $379,245 $0 $0 $200,000 $400,000 $600,000 $800,000 3 Variable Interest Rate (Unswapped) $328 22% Variable Interest Rate (Swapped) $1,076 72% Fixed Interest Rate Debt $93 6% Interest Rate Exposure (in millions) 23

W W W . K B S . C O M Capital Management Update Recent Transactions Subsequent to September 30, 2020 Debt Maturities as of September 30, 2020 Mortgage Loan Transaction Detail BofA Portfolio Loan • Released Accenture Tower • Extension to 2021 Accenture Tower Loan • Refinanced Accenture Tower as Stand Alone maturing in 2023 The Almaden Loan • Refinanced with new maturity in 2023 Anchor Centre Loan • Extension to 2021 $731,815 $0 $93,000 $292,622 $379,245 $0 $0 $200,000 $400,000 $600,000 $800,000 24 Updated Debt Maturities for Debt Outstanding as of September 30, 2020 1 $151 $519,864 $0 $597,422 $379,245 $0 $0 $200,000 $400,000 $600,000 $800,000 1 Reflects the change in timing of debt maturities for debt outstanding as of September 30, 2020 due to refinance activity subsequent to September 30, 2020, excluding adjustments to current outstanding debt as a result of increased draws on loan facilities as a result of such activity.

25 2020 Estimated Value per Share

W W W . K B S . C O M Valuation Information1 1 For more information, see the Valuation 8-K dated December 7, 2020. ▪ KBS REIT III’s estimated value per share was determined in accordance with the Institute for Portfolio Alternatives’ (formerly known as the Investment Program Association) Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. ▪ Duff & Phelps, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock. Duff & Phelps based the range in estimated value per share upon: o Appraisals of 19 of KBS REIT III’s real estate properties owned as of September 30, 2020 and an estimated value for the investment in units of PRIME US REIT (SGX Ticker: OXMU) as of December 1, 2020, all performed by Duff & Phelps. The estimated value of the loan receivable is equal to the GAAP fair value as of September 30, 2020 as disclosed in the Quarterly Report. o Valuations performed by the Advisor of KBS REIT III’s other assets and liabilities as of September 30, 2020. The estimated value of the mortgage debt is equal to the GAAP fair value as of September 30, 2020 as disclosed in the Quarterly Report, and the estimated values of cash and a majority of the other assets and other liabilities are equal to their carrying values. o The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. On December 7, 2020, KBS REIT III’s board of directors approved $10.74 as the estimated value per share of KBS REIT III’s common stock, which approximates the mid-range value of the range in estimated value per share calculated by Duff & Phelps, and which estimated value per share was recommended by the Advisor and KBS REIT III’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Duff & Phelps appraisals, Duff & Phelps’ valuation of KBS REIT III’s investment in units of Prime US REIT and the Advisor’s valuations. 26

KBS

Valuation Summary

	December 2020[1] Estimated Value	*December 2019[2] Estimated Value*
Real estate properties	$3,149.4 Million (88.5%)	$3,340.8 Million (90.8%)
Investment in Prime US REIT units	$203.5 Million (5.7%)	$257.8 Million (7.0%)
Real estate loan receivable	$148.3 Million (4.2%)	-
Cash	$39.7 Million (1.1%)	$64.1 Million (1.7%)
Other assets[3]	$18.3 Million (0.5%)	$15.9 Million (0.5%)
Total Assets:	$3,559.2 Million	$3,678.6 Million
Mortgage debt	$1,476.0 Million	$1,415.3 Million
Advisor participation fee potential liability	-	$29.8 Million
Non-controlling Interest	-	$6.4 Million
Other liabilities[4]	$113.4 Million	$79.7 Million
Total Liabilities:	$1,589.4 Million	$1,531.2 Million
Net equity at estimated value	$1,969.8 Million	$2,147.4 Million
December 2019 Special Dividend	-	$(137.9 Million)
Net equity at estimated value after impact of 2019 Special Dividend	$1,969.8 Million	$2,009.5 Million

1 Based on the estimated value of KBS REIT III's assets less the estimated value of KBS REIT III's liabilities, divided by the number of shares outstanding, all as of September 30, 2020, except for certain items discussed in the Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2020.
2 Based on data as of September 30, 2019, except for certain items discussed in the 2019 Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2019. The 2019 Valuation 8-K was filed with the SEC on December 12, 2019.
3 Includes rents and other receivables, due from affiliates, deposits and prepaid expenses as applicable.
4 Includes accounts payable, accrued liabilities, due to affiliates and distributions payable.

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W W W . K B S . C O M Valuation Change Summary On December 7, 2020, KBS REIT III’s Board of Directors approved an estimated value per share of $10.741. The following is a summary of the estimated value per share changes within each asset and liability group. 1 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2020, except for certain items discussed in the Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2020. 2 Modified operating cash flow reflects modified funds from operations (“MFFO”) adjusted to deduct capitalized interest expense, capitalized real estate taxes and insurance and add back the amortization of deferred financing costs. KBS REIT III computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010. December 2019 estimated value per share $11.65 Real estate and real estate loan receivable (0.11) Capital expenditures on real estate (0.63) Investment in Prime US REIT units (0.29) Total changes related to investments (1.03) Distributions declared in excess of modified operating cash flows2 (0.01) Mortgage debt 0.13 Interest rate swap liability (0.13) Advisor participation fee potential liability 0.16 Other changes (0.03) Total change in estimated value per share (0.91) December 2020 estimated value per share $10.74 28

W W W . K B S . C O M Valuation Change Summary 1 by Region 29 West Central East West Region Valuation Change in Value $1,091,500,000 -0.8% Central Region Valuation Change in Value $1,473,030,000 -0.4% East Region Valuation Change in Value $584,900,000 -0.9% 1 The change in valuation compares the recent December 2020 appraised values and December 2019 appraised values, excluding approximately $115.0 million of capital expenditures paid in 2020.

W W W . K B S . C O M Significant Real Estate Changes 30 Accenture Tower The appraised value decreased $19.8 million, or 3.9%, from the prior year appraised value due to the following: ▪ Decreased leasing activity in 2020, coupled with flat rents and lack of rent growth as a result of the pandemic. ▪ An additional $9 million in future capital expenditures were identified throughout the year as a result of the building’s age and the need to repair/replace various building systems. ▪ Additionally, a good portion of the property is retail space and the retail tenants have been severely impacted by the COVID-19 pandemic resulting in a deterioration of retail demand at the property. ▪ Increase of credit loss factor (+1.0%) and general vacancy (+0.5%) as a near-term result of the pandemic and longer-term effect of the Chicago leasing market. Park Place Village The appraised value decreased $23.7 million, or 22.7%, from the prior year appraised value due to the following: ▪ Most notably, the appraisal has increased both the cap rate and discount rate used from 8.0%/8.5% to 8.5%/9.25%, respectively. This is to account for the overall trend in the market, but also to account for the increased risk of American Multi-Cinema’s creditworthiness amid the pandemic as well as other struggling retail tenants. ▪ Appraiser dropped office rents from $32.50 to $31.50 due to the pandemic and overall current vacancy. The compounding effect of rents creates a drastic negative impact on value. ▪ While retail leasing has picked up in 2020, actual rents have been lower than the assumed rents used in the 2019 appraisal. Accenture Tower Park Place Village

W W W . K B S . C O M Significant Real Estate Changes The Almaden 31 Towers II & III at Emeryville The appraised value decreased $10.4 million, or 3.4%, from the prior year appraised value due to the following: ▪ The San Francisco Bay Area, like other major metros, has been disproportionately affected by COVID-19. Combined with public transit concerns, many tenants have chosen to list their spaces for sublease in order to cut costs in the short term. In addition, some tenants with pending lease expirations are giving back their space and choosing not to renew. ▪ With significant large block spaces coming vacant, landlords are beginning to grant additional concessions in the form of rent discounts, free rent and tenant improvement allowances in an environment where there has been little leasing activity over the course of 2020. ▪ At Towers, we experienced approximately 67,000 square feet of vacates in 2020 through November primarily due to tenants choosing to let leases lapse and instead have their staff work from home. Combining our increased vacancy with limited leasing activity in 2020 and the expectation for higher concessions and lower rents in 2021, such factors have caused the valuation at Towers II & III to decrease. 201 Spear The appraised value decreased $12.2 million, or 5.4%, from the prior year appraised value due to the following: ▪ COVID-19 related restrictions impacting the use of office space in San Francisco has idled demand and allowed supply to build up to levels not seen since the last recession. The amount of available space in the San Francisco market has doubled this year to 17.6% or 14.6 million square feet with sublease space representing 72% of the additions. ▪ This has put a downward pressure on rents and resulted in 3.1 million square feet of negative net absorption year to date in the San Francisco market, pushing overall vacancy up to 8.3% and direct asking rents down 8.6%. Towers II & III at Emeryville 201 Spear St.

W W W . K B S . C O M Significant Real Estate Changes 32 Domain Gateway The appraised value increased $16.2 million, or 15.1%, from the prior year appraised value due to the following: ▪ An increase in NOI compared to the prior year analysis primarily due to Indeed’s occupancy fully commencing to 100% of the building as of March 2020 in addition to contractual annual rent increases commencing October 2020. ▪ Increased capital market demand for long-term, creditworthy tenancy in strong markets has led to increased values for property profiles like Domain Gateway’s where investors have become risk-adverse and instead are bidding up prices where there is certainty of future cash flow. Domain Gateway

W W W . K B S . C O M • a stockholder would be able to resell his or her shares at KBS REIT III’s estimated value per share; • a stockholder would ultimately realize distributions per share equal to KBS REIT III’s estimated value per share upon liquidation of KBS REIT III’s assets and settlement of its liabilities or a sale of KBS REIT III; • KBS REIT III’s shares of common stock would trade at the estimated value per share on a national securities exchange; The December 2020 estimated value per share was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS REIT III’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III’s assets less the fair value of KBS REIT III’s liabilities according to GAAP. KBS REIT III can give no assurance that: • another independent third-party appraiser or third- party valuation firm would agree with KBS REIT III’s estimated value per share; or • the methodology used to determine KBS REIT III’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. KBS REIT III provides its estimated value per share to assist broker-dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations. Stockholder Valuation Information 33

W W W . K B S . C O M 34 KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations. Stockholder Valuation Information Further, the estimated value per share is based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2020, with the exception of adjustments to the Company’s net asset value to give to effect the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX Ticker: OXMU) as of December 1, 2020. KBS REIT III did not make any other adjustments to the estimated value per share subsequent to September 30, 2020, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs related to KBS REIT III’s dividend reinvestment plan offering; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of KBS REIT III’s shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in KBS REIT III’s portfolio and the management of those assets, the real estate and finance markets and due to other factors. KBS REIT III’s estimated value per share does not reflect a discount for the fact that KBS REIT III is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. KBS REIT III’s estimated value per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of KBS REIT III’s debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of KBS REIT III’s swaps prior to expiration. The Company has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 0.8% to 2.9% of the gross sales price less concessions and credits, with the weighted average being approximately 1.4%. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to any future acquisitions subsequent to December 7, 2020. While KBS REIT III has considered the impact from COVID-19 on its December 7, 2020 estimated value per share, the extent to which KBS REIT III’s business, financial condition, results of operations and cash flows may be affected by COVID-19 depends on future developments with respect to the continued spread and treatment of the virus, the various measures imposed to help control the spread the virus and the corresponding economic slowdown, and any long-term impact of this situation, even after an economic rebound, remains unclear. KBS REIT III currently expects to utilize an independent valuation firm to update its estimated value per share no later than December 2021.

35 Strategic Plan Update NAV Conversion

W W W . K B S . C O M 36 Conversion to an NAV REIT fulfills certain key objectives of the Company including balancing shareholder desire for liquidity as well as their desire to stay invested. Potential NAV Conversion NAV REITs at a Glance Perpetual Life Investment Vehicle Potential enhanced liquidity, up to 20% of equity per year Frequent valuations Lower up-front fees

W W W . K B S . C O M 37 As the global impact of the COVID-19 pandemic continues to evolve, severely impacting global economic activity and causing significant volatility and negative pressure in the financial markets, including the U.S. real estate office market and the industries of our tenants, our conflicts committee and our board of directors continue to evaluate whether the Proposed NAV REIT Conversion remains in the best interest of our stockholders. The impact of COVID-19 has altered the landscape of the real estate market in its entirety. The disruption has reduced cashflows and halted leasing activity resulting in reductions of real estate values. Specific to the REIT III portfolio, our rent collections remain strong although we have granted short-term rent relief to a number of tenants, mostly in the form of rent deferrals. Additionally, the COVID-19 crisis has caused us to delay certain asset sales and initially caused us to delay refinancing plans, which would have further increased the strength of the REIT’s liquidity position and our ability to provide increased liquidity to shareholders. However, we have recently seen increased lending activity in the credit market and have recently refinanced certain loans in the portfolio. While we believe our portfolio is well-positioned to continue to successfully respond to the pandemic, the impact of the COVID-19 pandemic on the capital and financial markets, including the U.S. real estate office market, has caused us to further consider the timing and likelihood of success of the proposed NAV REIT conversion and whether this conversion continues to be in the best interest of our shareholders. Potential NAV Conversion

W W W . K B S . C O M REIT III 2021 Goals & Objectives 38 Distribute operating cash flows to stockholders Carefully evaluate all tenant rent deferral requests to make sure we are providing rent relief where it is necessary, while being repaid on such deferrals either over time or through a longer term lease extension Constantly review the liquidity needs of the portfolio in order to retain capital to enhance asset values and provide stockholder liquidity Continue to monitor the properties in the portfolio for any beneficial sale opportunities in order to maximize value Finalize decision on NAV REIT Conversion Efficiently manage the real estate portfolio throughout the COVID-19 crisis in order to maximize the long-term portfolio value to stockholders

39 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264